Exhibit 10.1

SETTLEMENT AGREEMENT AND

FULL AND FINAL MUTUAL GENERAL RELEASE

Definitions

                                                For purposes of this Settlement Agreement and Full and Final Mutual General Release:

                                                “Agreement” refers to this Settlement Agreement and Full and Final Mutual General Release.

                                                “Affiliates” refers to an entity’s past and present parents, subsidiaries and affiliates and each of their respective past and present officers, directors, shareholders, partners, agents, employees, attorneys and legal representatives, and each of their respective permitted successors and assigns

                                                “ATSI Delaware” refers to ATSI Communications, Inc., a Delaware corporation.

                                                “ATSI Entities” refers to ATSI Delaware and its Affiliates except for GlobalSCAPE.

                                                “GlobalSCAPE” refers to GlobalSCAPE, Inc.

                                                “Claims” refers to and includes all claims, rights, obligations, demands, debts, liabilities, controversies, and causes of action, of any and every character, whether known or unknown, asserted or unasserted, liquidated or unliquidated, accrued or unaccrued, mature or not yet mature, at law or in equity, whether in contract, in tort, under state or federal statute or rule or otherwise, or under any other theory, of any nature whatsoever, arising at any time from the beginning of time through and including the Effective Date related to the InterCompany Balance.

                                                “Effective Date” shall mean June 11, 2002

                                                “InterCompany Balance” means the balance of amounts and other obligations due between the ATSI Entities and GlobalSCAPE as of the Effective Date in respect of the Loans, GlobalSCAPE provided Services, ATSI Entity provided Services, and any and all other matters.

                                                “Loans” refers collectively to any and all amounts and obligations due under or in respect of all of the following:

(i)                                     Note from ATSI Delaware to GlobalSCAPE dated April 27, 2001 in the original principal amount of $200,000:

(ii)                                  Security Agreement between TeleSpan, Inc. and GlobalSCAPE, Inc. dated April 27, 2001 securing April 27, 2001 Note from ATSI Delaware;

(iii)                               Note from ATSI Delaware dated November 15, 2001 in the original principal amount of $100,000;

(iv)                              Security Agreement between TeleSpan, Inc. and GlobalSCAPE, Inc. dated November 15, 2001 securing November 15, 2001 Note from ATSI Delaware;

(v)                                 Note from ATSI Delaware dated December 12, 2001 in the original principal amount of $40,000;

(vi)                              Security Agreement between TeleSpan, Inc. and GlobalSCAPE, Inc. dated December 12, 2001 securing December 12, 2001 Note from ATSI Delaware;

(vii)                           Note from ATSI Delaware dated February 15, 2002 in the original principal amount of $50,000;

(viii)                        Security Agreement between TeleSpan, Inc. and GlobalSCAPE, Inc. dated February 15, 2002 securing February 15, 2002 Note from ATSI Delaware; and

(ix)                                cash transfer from GlobalSCAPE to ATSI Delaware in the amount of $150,000 on May 23, 2002.

                                                “NTFC Release” NTFC Capital Corporation’s release of GlobalSCAPE from that Loan and Security Agreement between NTFC Capital Corporation, certain ATSI Entities and GlobalSCAPE dated July 31, 1999 and that Promissory Note in the original principal amount of $2,000,000.00 between NTFC Capital Corporation, certain ATSI Entities and GlobalSCAPE dated August 26, 1999 in the form attached as Exhibit A to this Agreement.

                                                “Services” refers to any and all services of any kind provided by the ATSI Entities to GlobalSCAPE or from GlobalSCAPE to the ATSI Entities, including, but not limited to (i) organizational services and capitalization, (ii) payroll and personnel administration services, (iii)  the inclusion of GlobalSCAPE on an ATSI Entity tax return, (iv) the inclusion of GlobalSCAPE on ATSI Entity insurance policies and other arrangements, (iv)  investor relations services, (iv) web consulting, (v) network consulting, (v) legal, accounting, and financial services, (vii) providing surety on financial obligations; and (vi) liquidity services, such as short term cash transfers.

                                                “Services Agreement” refers to the Services Agreement in the form attached to this Agreement as Exhibit B to be executed by ATSI Delaware and GlobalSCAPE contemporaneously with the execution of this Agreement, which provides, in part, for prepaid services from the ATSI Entities to GlobalSCAPE in the amount of $50,000.00.

                                                “Stock Purchase Agreement” refers to that Stock Purchase Agreement between Brown and Mann—GlobalSCAPE Joint Venture and ATSI Communications, Inc. to be executed contemporaneously with this Agreement.

                                                The foregoing terms have the foregoing meanings in this Agreement, whether or not capitalized, and whether used in the singular or plural tense.

Recitals

Whereas, GlobalSCAPE was formed as a wholly-owned subsidiary of an ATSI Entity in 1996; and

Whereas, the ATSI Entities and GlobalSCAPE have performed various Services for each other since GlobalSCAPE’s organization; and

Whereas, GlobalSCAPE has made the Loans; and

Whereas, the ATSI Entities and GlobalSCAPE have agreed on a definitive dollar balance for the Intercompany Balance due from the ATSI Entities to GlobalSCAPE and wish to settle that balance; and

Whereas, ATSI Delaware and GlobalSCAPE wish to execute a written Services Agreement that will govern the provision of Services between GlobalSCAPE and the ATSI Entities beginning on the Effective Date and going forward; and

Whereas, the ATSI Entities and GlobalSCAPE have agreed to cancel the InterCompany Balance in consideration for ATSI Delaware obtaining the NTFC Release and each party’s execution of this Agreement and the Services Agreement, and ATSI’s execution of the Stock Purchase Agreement; and

Whereas, the parties have agreed to fully and finally compromise and settle any and all Claims ever existing between them;

                                                Therefore, as material consideration and inducement to the execution of this Agreement, and in consideration of the mutual promises set forth herein, the execution by each party of the Services Agreement, the delivery of the NTFC Release, and ATSI’s execution of the Stock Purchase Agreement, GlobalSCAPE and ATSI Delaware, on its behalf and on behalf of each ATSI Entity, hereby contracts, covenant and agree as follows:

Agreements and Releases

1.  InterCompany Balance.  GlobalSCAPE and each ATSI Entity agree that the dollar value of the InterCompany Balance as of the Effective Date is $612,303.51 on the books and records of GlobalSCAPE as of the Effective Date.  Upon delivery of the NTFC Release, the execution of this Agreement and the Services Agreement, ATSI’s execution of the Stock Purchase Agreement, and ATSI’s delivery of cash to GlobalSCAPE in the amount of $200,000.00, the Intercompany Balance will be cancelled and amounts due between the parties going forward will be only those amounts arising under the Services Agreement and any other written agreement executed by the parties after the Effective Date.  ATSI covenants and agrees to promptly resolve any past benefit payments due related to the parties’ joint employee benefit plans.

2.  Release of GlobalSCAPE by ATSI.  Contingent upon delivery of the NTFC Release, the execution of this Agreement and the Services Agreement, ATSI’s execution of the Stock Purchase Agreement, and ATSI’s delivery of cash to GlobalSCAPE in the amount of $200,000.00, each ATSI Entity hereby unconditionally and irrevocably releases, remises, acquits, forever discharges and covenants not to sue GlobalSCAPE or its Affiliates for any and all Claims.

3.  Release of ATSI by GlobalSCAPE.  Contingent upon delivery of the NTFC Release, the execution of this Agreement and the Services Agreement, ATSI’s execution of the Stock Purchase Agreement, and ATSI’s delivery of cash to GlobalSCAPE in the amount of $200,000.00, GlobalSCAPE hereby unconditionally and irrevocably releases, remises, acquits, forever discharges and covenants not to sue any of the ATSI Entities for any and all Claims.

4.  Authority and Ownership of Claims.  Each party represents, covenants and warrants that it has the full authority and capacity to make this Agreement and to grant the releases set forth herein, that it is the sole owner of any and all Claims ever possessed by it against any other party or its Affiliates, and that no portion of any Claims that it ever may have possessed against the other or its Affiliates has been sold, assigned, transferred, pledged, or hypothecated to any third party.

5.  Full and Final Settlement.  The parties understand and agree that the performances specified in this Agreement are in full settlement, satisfaction and compensation for all Claims that they may have against each other or their Affiliates and that they will not receive any further sums, money or consideration therefore.

6.  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

7.  Amendment.  This Agreement may not be amended or otherwise changed except by an agreement in writing signed by each of the parties hereto.

8.  Severability.  If any provision of this Agreement is or may be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nonetheless survive and continue in full force and effect without being impaired or invalidated in any way.

9.  Counterparts.  This Agreement may be executed in several counterparts, each of which shall be an original and each of which shall constitute but one and the same instrument.

10.  Complete Agreement.  The parties each acknowledge that this Agreement constitutes the full, final and complete settlement of the differences and supersedes all other written or oral exchanges, arrangements, or negotiations between them concerning the subject matter of this Agreement, and further acknowledge that there are no representations, agreements, arrangements, or understandings, oral or written, concerning the subject matter of this Agreement that are not fully expressed herein.

11.  Performance.  This Agreement is entered into and performable in Bexar County, Texas, U.S.A.

12.  Headings and Construction.  Headings in this Agreement are for the convenience of the parties and are not to be used in construing the Agreement.  This Agreement shall not be construed or interpreted against either party, either by having drafted this Agreement or otherwise, but shall be construed and interpreted as to give the fullest effect to the releases set forth herein.

13.  Each party expressly represents and warrants to the other that he/it has carefully read this Agreement, understand it contents, and signs this Agreement as his/its own free act.

                In Witness Whereof, the parties have caused this Agreement to be executed to be effective on the later of the dates set forth below.

GlobalSCAPE, Inc.

By:	/s/ Tim Nicolaou
Tim Nicolaou
Chief Executive Officer
Date:	6/11/02

ATSI Entities

By:	ATSI Communications, Inc., a Delaware corporation,

By:	/s/ Stephen M. Wagner
Stephen M. Wagner
President and Chief Operating Officer
	Date:	June 11, 2202

Exhibit A                NTFC Release

Exhibit B                Services Agreement